Exhibit 99.01

Green Dot Reports Second Quarter 2018 Results

•	Achieves Double-Digit Organic Growth Rates in All Key Business Metrics

•	Second Quarter 2018 Total Operating Revenues, GAAP Net Income and GAAP Diluted EPS up Organically by 16%, 55% and 49%, respectively

•	Second Quarter 2018 Adjusted EBITDA and non-GAAP EPS up 15% and 35%, respectively

•	Raises Top and Bottom Line Guidance for Full Year 2018

Pasadena, CA - August 8, 2018 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended June 30, 2018.
For the second quarter of 2018, Green Dot reported total operating revenues of $258.3 million and GAAP net income and GAAP diluted earnings per common share of $29.8 million and $0.55, respectively. Green Dot also reported adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $57.6 million and $0.74, respectively.
Said Green Dot Founder and CEO, Steve Streit, “Our long term strategic plan to be a ‘New Kind of Bank’ is yielding very impressive organic results. By a New Kind of Bank, we mean a bank that uses technology, ubiquitous digital and retail brick and mortar distribution and large partnerships to acquire customers instead of branches, and that generates revenue from increasing customer satisfaction, not from increasing customer penalty fees. We’re very pleased with how we are executing both on our longer term corporate strategies and with our progress toward hitting our targets in the 2018 six step plan.”
GAAP financial results for the second quarter of 2018 compared to the second quarter of 2017:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $258.3 million for the second quarter of 2018, up from $222.5 million for the second quarter of 2017, representing a year-over-year increase of 16%.

•	GAAP net income was $29.8 million for the second quarter of 2018, up from $19.3 million for the second quarter of 2017, representing a year-over-year increase of 55%.

•	GAAP diluted earnings per common share was $0.55 for the second quarter of 2018, up from $0.37 for the second quarter of 2017, representing a year-over-year increase of 49%.
Non-GAAP financial results for the second quarter of 2018 compared to the second quarter of 2017:1

•
Adjusted EBITDA[1] was $57.6 million, or 22.3% of total operating revenues for the second quarter of 2018, up from $50.1 million, or 22.5% of total operating revenues for the second quarter of 2017, representing a year-over-year increase of 15%.

•	Non-GAAP net income[1] was $40.1 million for the second quarter of 2018, up from $29.0 million for the second quarter of 2017, representing a year-over-year increase of 38%.

•	Non-GAAP diluted earnings per share[1] was $0.74 for the second quarter of 2018, up from $0.55 for the second quarter of 2017, representing a year-over-year increase of 35%.

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The Company believes the following measures are the primary indicators of quarterly and annual revenues and expenses:
Gross Dollar Volume - represents the total dollar volume of funds loaded to the Company’s account products. The Company uses this metric to analyze the total amount of money moving onto its account programs, determine the overall engagement and usage patterns of its account holder base and serves as a leading indicator of revenue generated through its Account Services segment products, inclusive of interest income generated on deposits held at Green Dot Bank, fees charged to account holders and interchange revenues generated through the spending of account balances.
Number of Active Accounts - represents any bank account within our Account Services segment that is subject to United States Patriot Act compliance and, therefore, requires customer identity verification prior to use and is intended to accept ongoing customer cash or ACH deposits.  This includes general purpose reloadable prepaid card accounts, demand deposit or "checking" accounts, and credit card accounts in the Company’s portfolio that had a purchase, deposit or ATM withdrawal transaction during the applicable quarter. The Company uses this metric to analyze the overall size of its active customer base and to analyze multiple metrics expressed as an average across this active account base.
Purchase Volume - represents the total dollar volume of purchase transactions made by the Company’s account holders. This metric excludes the dollar volume of ATM withdrawals. The Company uses this metric to analyze interchange revenue, which is a key component of its financial performance.
Number of Cash Transfers - represents the total number of cash transfer transactions conducted by consumers, such as a point-of-sale swipe reload transaction, the purchase of a MoneyPak or an e-cash mobile remittance transaction marketed under various brand names, that the Company conducted through its retail distributors in a specified period. This metric excludes disbursements made through the Company’s Simply Paid wage disbursement platform. The Company reviews this metric as a measure of the size and scale of its retail cash processing network, as an indicator of customer engagement and usage of its products and services, and to analyze cash transfer revenue, which is a key component of the Company’s financial performance.
Number of Tax Refunds Processed - represents the total number of tax refunds processed in a specified period. The Company reviews this metric as a measure of the size and scale of its tax refund processing platform and as an indicator of customer engagement and usage of its products and services.
The following table shows the Company's quarterly key business metrics for each of the last six calendar quarters under these revised definitions. Metrics previously reported in the Company’s latest Annual Report on Form 10-K have been restated for comparability with the new or revised metrics reflected above.

	2018		2017
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$9,413	$11,719	$8,425	$7,683	$7,511	$7,485
Number of active accounts at quarter end	5.86	6.01	5.30	5.27	5.15	5.05
Purchase volume	$6,325	$7,470	$5,661	$5,235	$5,233	$5,505
Number of cash transfers	10.56	10.10	9.95	9.80	9.55	9.30
Number of tax refunds processed	2.79	8.75	0.06	0.10	2.41	8.60

For comparative purposes, the following table shows the Company's quarterly key business metrics for each of the last six calendar quarters under the prior year definitions described in the Company's latest Annual Report on Form 10-K.

	2018		2017
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$9,261	$11,654	$8,556	$7,856	$7,687	$7,707
Number of active cards at quarter end	5.80	5.96	5.26	5.23	5.15	5.05
Purchase volume	$6,280	$7,440	$5,645	$5,206	$5,226	$5,503
Number of cash transfers	10.56	10.10	9.95	9.80	9.55	9.30
Number of tax refunds processed	2.79	8.75	0.06	0.10	2.41	8.60
Said Mark Shifke, Green Dot’s Chief Financial Officer, “The strong momentum in the Account Services Segment, including strong results from both the Products and Platform parts of our business, and the Processing and Settlement Segment, inclusive of our various Cash Processing and Tax Refund Processing product lines, combined once again to deliver truly outstanding organic results for the quarter. Clearly, we are very pleased with both our results and the underlying strategies and initiatives driving them. This strong performance enables us to once again raise both top and bottom line full year guidance for 2018.”
Updated Outlook for 2018
Green Dot has provided its updated outlook for 2018. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Operating Revenues

•	Green Dot now expects its full year total operating revenues to be between $1,022 million and $1,032 million, versus its previous guidance range of $1,002 million and $1,012 million.

•	For Q3, Green Dot expects total operating revenues to be approximately $222 million.
Adjusted EBITDA2

•	Green Dot now expects its full year adjusted EBITDA[2] to be between $244 million and $248 million, versus its previous guidance range of $240 million and $245 million.

•	For Q3, Green Dot expects adjusted EBITDA[2] to be approximately $38 million.
Non-GAAP EPS2

•	Green Dot now expects its full year non-GAAP EPS[2] to be between $3.03 and $3.08, versus its previous guidance range of $2.93 and $3.00.

•	For Q3, Green Dot expects non-GAAP EPS[2] to be approximately $0.41.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions except per share data)
Adjusted EBITDA	$244.0	$248.0
Depreciation and amortization*	(42.0)	(42.0)
Net interest income **	16.0	16.0
Non-GAAP pre-tax income	$218.0	$222.0
Tax impact***	(52.8)	(53.7)
Non-GAAP net income	$165.2	$168.3
Diluted weighted-average shares issued and outstanding	54.6	54.6
Non-GAAP earnings per share	$3.03	$3.08

*	Excludes the impact of amortization of acquired intangible assets
**	Excludes the impact of amortization of deferred financing costs
***	Assumes a non-GAAP effective tax rate of 24.2% for full year. This rate reflects the expected impact of the new tax law (the Tax Cuts and Jobs Act)

Supplemental Financial Presentation Information
As mentioned during Green Dot's previous quarterly earnings call on February 21, 2018, Green Dot will adjust its presentation of revenue beginning in 2019 to better reflect its successful evolution into a diverse technology-focused bank holding company that generates its revenue through a unique “Products and Platform” operating model.
Beginning in 2019, Green Dot will be presenting net interest income generated at Green Dot Bank from the investment of customer deposits as a component of GAAP total operating revenues, whereas today that item is reported below operating income and is consolidated along with net interest income generated outside the bank. Net interest income at Green Dot Bank is becoming an increasingly important revenue component as Green Dot Bank's ability to invest its growing customer balances and generate interest income is one of several unique advantages of Green Dot being not just a leading consumer technology company, but also a federally regulated bank. Net interest income generated outside of Green Dot Bank will continue to be reported below the line as it is currently.
Also beginning in 2019, Green Dot will be presenting a new non-GAAP revenue figure that reduces GAAP total operating revenue by commissions and certain processing-related costs associated with certain “Banking as a Service,” or “BaaS," partner programs, where the partner and not Green Dot controls customer acquisition. Green Dot believes that a net revenue presentation will better reflect the relevant amount of revenue Green Dot generates in respect of these types of BaaS platform programs.
The following table provides supplemental financial presentation information for second quarter 2018 and 2017 under the new format discussed above:

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In millions)
Total operating revenues	$258.3	$222.5	$573.3	$475.5
Account generated interest income	5.3	2.4	10.6	5.2
Total operating revenues (inclusive of interest income)	$263.6	$224.9	$583.9	$480.7
Adjustments*	(10.9)	(3.8)	(24.0)	(6.7)
Non-GAAP Revenues	$252.7	$221.1	$559.9	$474.0

Adjusted EBITDA[1]	$57.6	$50.1	$161.7	$139.7
Account generated interest income	5.3	2.4	10.6	5.2
Adjusted EBITDA[1] (inclusive of interest income)	$62.9	$52.5	$172.3	$144.9
Adjusted EBITDA1/Non-GAAP revenues (adjusted EBITDA margin)	24.9%	23.7%	30.8%	30.6%

*	Represents commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition

1
Reconciliations of net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Conference Call
The Company will host a conference call to discuss second quarter 2018 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10122519. The replay of the webcast will be available until Wednesday, August 15, 2018. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Updated Outlook for 2018" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 8, 2018, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; employee stock-based compensation and related employer payroll taxes; incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor; change in the fair value of contingent consideration; transaction costs; impairment charges; extraordinary severance expenses; legal settlement expenses; other charges and income; and income tax effects. This earnings release includes adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per share. It also includes full-year 2018 guidance for adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The

Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation is a pro-consumer bank holding company and financial technology innovator with a mission to reinvent personal banking for the masses. Green Dot employs a unique “products and platform” operating model whereby it uses its robust banking and technology assets to design, build and distribute its own branded financial services products directly to consumers through a large-scale omni-channel national distribution platform; while also allowing qualified third party partners to access those same banking and technology assets to design, build and distribute their own bespoke financial services directly to their consumers through their own distribution platforms. Through its six revenue divisions plus Green Dot Bank, Green Dot is a leading provider of prepaid cards, debit cards, checking accounts, secured credit cards, payroll debit cards, consumer cash processing services, wage disbursements and tax refund processing services. With approximately 100,000 major name U.S. retail stores selling its products, several leading direct-to-consumer websites, thousands of tax preparation offices, several apps available in the two leading app stores and distribution through several enterprise-scale “Banking as a Service,” or BaaS, partnerships, Green Dot is one of the most broadly distributed banking franchises in the United States. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,117,937	$919,243
Restricted cash	757	90,852
Investment securities available-for-sale, at fair value	15,000	11,889
Settlement assets	208,151	209,399
Accounts receivable, net	24,840	35,277
Prepaid expenses and other assets	42,057	47,086
Income tax receivable	—	7,459
Total current assets	1,408,742	1,321,205
Investment securities available-for-sale, at fair value	176,030	141,620
Loans to bank customers, net of allowance for loan losses of $1,173 and $291 as of June 30, 2018 and December 31, 2017, respectively	21,628	18,570
Prepaid expenses and other assets	7,930	8,179
Property and equipment, net	104,716	97,282
Deferred expenses	9,348	21,791
Net deferred tax assets	6,620	6,507
Goodwill and intangible assets	565,965	582,377
Total assets	$2,300,979	$2,197,531
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,693	$34,863
Deposits	1,068,067	1,022,180
Obligations to customers	75,269	95,354
Settlement obligations	13,078	6,956
Amounts due to card issuing banks for overdrawn accounts	1,819	1,371
Other accrued liabilities	108,600	123,397
Deferred revenue	19,642	30,875
Note payable	20,906	20,906
Income tax payable	49	74
Total current liabilities	1,347,123	1,335,976
Other accrued liabilities	21,100	30,520
Note payable	48,252	58,705
Net deferred tax liabilities	7,791	7,780
Total liabilities	1,424,266	1,432,981

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2018 and December 31, 2017; 52,390 and 51,136 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	52	51
Additional paid-in capital	367,454	354,789
Retained earnings	510,298	410,440
Accumulated other comprehensive loss	(1,091)	(730)
Total stockholders’ equity	876,713	764,550
Total liabilities and stockholders’ equity	$2,300,979	$2,197,531

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$120,783	$107,340	$250,843	$208,309
Processing and settlement service revenues	60,618	51,675	160,858	142,350
Interchange revenues	76,948	63,533	161,646	124,890
Total operating revenues	258,349	222,548	573,347	475,549
Operating expenses:
Sales and marketing expenses	82,478	70,144	174,446	141,829
Compensation and benefits expenses	54,478	50,866	108,985	92,084
Processing expenses	46,363	44,754	94,788	85,696
Other general and administrative expenses	47,849	36,593	91,567	74,373
Total operating expenses	231,168	202,357	469,786	393,982
Operating income	27,181	20,191	103,561	81,567
Interest income	5,789	2,323	11,389	5,177
Interest expense	(1,626)	(1,533)	(3,142)	(3,198)
Income before income taxes	31,344	20,981	111,808	83,546
Income tax expense	1,517	1,715	11,950	23,526
Net income	$29,827	$19,266	$99,858	$60,020

Basic earnings per common share:	$0.57	$0.39	$1.93	$1.19
Diluted earnings per common share:	$0.55	$0.37	$1.84	$1.14
Basic weighted-average common shares issued and outstanding:	52,105	50,013	51,774	50,234
Diluted weighted-average common shares issued and outstanding:	54,390	52,452	54,301	52,577

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2018	2017
	(In thousands)
Operating activities
Net income	$99,858	$60,020
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	18,216	17,142
Amortization of intangible assets	16,411	14,742
Provision for uncollectible overdrawn accounts	41,817	37,438
Employee stock-based compensation	20,602	16,392
Amortization of premium on available-for-sale investment securities	704	692
Change in fair value of contingent consideration	—	(7,500)
Amortization of deferred financing costs	797	792
Impairment of capitalized software	175	1,014
Changes in operating assets and liabilities:
Accounts receivable, net	(31,380)	(7,954)
Prepaid expenses and other assets	5,278	(893)
Deferred expenses	12,443	9,249
Accounts payable and other accrued liabilities	(16,383)	(9,286)
Deferred revenue	(9,992)	(13,267)
Income tax receivable/payable	7,460	24,548
Other, net	1,684	576
Net cash provided by operating activities	167,690	143,705

Investing activities
Purchases of available-for-sale investment securities	(79,026)	(57,818)
Proceeds from maturities of available-for-sale securities	29,283	43,232
Proceeds from sales of available-for-sale securities	11,028	18,666
Payments for acquisition of property and equipment	(27,376)	(20,924)
Net increase in loans	(4,292)	(2,763)
Acquisition, net of cash acquired	—	(141,493)
Net cash used in investing activities	(70,383)	(161,100)

Financing activities
Borrowings from notes payable	—	20,000
Repayments of borrowings from notes payable	(11,250)	(31,250)
Borrowings on revolving line of credit	—	335,000
Repayments on revolving line of credit	—	(335,000)
Proceeds from exercise of options	16,440	15,994
Taxes paid related to net share settlement of equity awards	(24,376)	(7,893)
Net increase (decrease) in deposits	45,887	(33,090)
Net (decrease) increase in obligations to customers	(12,715)	3,658
Contingent consideration payments	(2,694)	(723)
Repurchase of Class A common stock	—	(50,000)
Deferred financing costs	—	(164)
Net cash provided by (used in) financing activities	11,292	(83,468)

Net increase (decrease) in unrestricted cash, cash equivalents and restricted cash	108,599	(100,863)
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,010,095	744,761
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,118,694	$643,898

Cash paid for interest	$2,345	$2,406
Cash paid for/(refund from) income taxes	$4,285	$(1,057)

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,117,937	$594,538
Restricted cash	757	49,360
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,118,694	$643,898

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended June 30, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$204,265	$61,906	$(7,822)	$258,349
Operating expenses	165,748	42,849	22,571	231,168
Operating income	$38,517	$19,057	$(30,393)	$27,181

	Three Months Ended June 30, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$175,114	$55,064	$(7,630)	$222,548
Operating expenses	141,536	38,578	22,243	202,357
Operating income	$33,578	$16,486	$(29,873)	$20,191

	Six Months Ended June 30, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$426,699	$163,764	$(17,116)	$573,347
Operating expenses	335,236	93,522	41,028	469,786
Operating income	$91,463	$70,242	$(58,144)	$103,561

	Six Months Ended June 30, 2017
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$342,807	$148,774	$(16,032)	$475,549
Operating expenses	268,213	83,681	42,088	393,982
Operating income	$74,594	$65,093	$(58,120)	$81,567

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of the Company's leading consumer brand names and under the brand names of the Company's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from the Company's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands, except per share data)
Net income	$29,827	$19,266	$99,858	$60,020
Employee stock-based compensation and related employer payroll taxes (3)	11,960	9,858	22,446	16,392
Amortization of acquired intangibles (4)	8,175	8,185	16,411	14,742
Change in fair value of contingent consideration (4)	—	(7,500)	—	(7,500)
Transaction costs (4)	—	1,684	—	2,186
Amortization of deferred financing costs (5)	399	398	797	792
Impairment charges (5)	175	858	175	1,014
Extraordinary severance expenses (6)	790	180	896	1,259
Incremental processor expenses, net (8)	—	4,728	—	9,388
Legal settlement expenses (5)	—	3,500	—	3,500
Income tax effect (7)	(11,254)	(12,187)	(24,627)	(20,461)
Non-GAAP net income	$40,072	$28,970	$115,956	$81,332
Diluted earnings per common share
GAAP	$0.55	$0.37	$1.84	$1.14
Non-GAAP	$0.74	$0.55	$2.14	$1.55

Diluted weighted-average common shares issued and outstanding	54,390	52,452	54,301	52,577

Supplemental Detail on Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Class A common stock outstanding as of June 30:	52,390	50,329	52,390	50,329
Weighting adjustment	(285)	(316)	(616)	(95)
Dilutive potential shares:
Stock options	343	759	441	706
Restricted stock units	1,236	1,418	1,296	1,368
Performance based restricted stock units	705	259	789	268
Employee stock purchase plan	1	3	1	1
Diluted weighted-average shares issued and outstanding	54,390	52,452	54,301	52,577

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Net income	$29,827	$19,266	$99,858	$60,020
Net interest income (2)	(4,162)	(790)	(8,246)	(1,979)
Income tax expense	1,517	1,715	11,950	23,526
Depreciation and amortization of property and equipment (2)	9,294	8,393	18,216	17,142
Employee stock-based compensation and related employer payroll taxes (2)(3)	11,960	9,858	22,446	16,392
Amortization of acquired intangibles (2)(4)	8,175	8,185	16,411	14,742
Change in fair value of contingent consideration (2)(4)	—	(7,500)	—	(7,500)
Transaction costs (2)(4)	—	1,684	—	2,186
Impairment charges (2)(5)	175	858	175	1,014
Extraordinary severance expenses (2)(6)	790	180	896	1,259
Incremental processor expenses, net (2)(8)	—	4,728	—	9,388
Legal settlement expenses (2)(5)	—	3,500	—	3,500
Adjusted EBITDA	$57,576	$50,077	$161,706	$139,690

Total operating revenues	$258,349	$222,548	$573,347	$475,549
Adjusted EBITDA/Total operating revenues (adjusted EBITDA margin)	22.3%	22.5%	28.2%	29.4%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

		FY 2018
		Range
	Q3 2018	Low	High
	(In millions)
Net income	$3.2	$114.6	$118.1
Adjustments (9)	34.8	129.4	129.9
Adjusted EBITDA	$38.0	$244.0	$248.0

Total operating revenues	$222.0	$1,032.0	$1,022.0
Adjusted EBITDA /Total operating revenues (Adjusted EBITDA margin)	17.1%	23.6%	24.3%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

		FY 2018
		Range
	Q3 2018	Low	High
	(In millions, except per share data)
Net income	$3.2	$114.6	$118.1
Adjustments (9)	19.2	50.6	50.2
Non-GAAP net income	$22.4	$165.2	$168.3
Diluted earnings per share
GAAP	$0.06	$2.10	$2.16
Non-GAAP	$0.41	$3.03	$3.08

Diluted weighted-average shares issued and outstanding	54.8	54.6	54.6

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as the Company does. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses and related employer payroll taxes of approximately $12.0 million and $9.9 million for the three months ended June 30, 2018 and 2017, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation and related employer payroll taxes, incremental expenses related to the delay in migration of the Company’s remaining customer accounts from its former processor to its new processor, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. The Company also believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in the Company's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which the Company has limited to no control. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on the Company's consolidated statements of operations.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in its non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, legal settlement expenses and other charges, as applicable for the periods presented. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items, except for amortization of deferred financing costs, which is included as a component of interest expense, are included within other general and administrative expenses on the Company's consolidated statements of operations.

(6)
During the three and six months ended June 30, 2018, the Company recorded charges of $0.8 million and $0.9 million, respectively, for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this reduction in workforce is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(7)
Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate. It also excludes the impact of excess tax benefits related to stock-based compensation and one-time favorable adjustments to the Company’s deferred tax assets and liabilities, including the remeasurement of the Company’s deferred tax assets and liabilities associated with the Tax Cuts and Jobs Act (the “Tax Act”). As of June 30, 2018, the Company has not completed its accounting for the tax effects of the Tax Act. The Company’s tax benefit is provisional based on reasonable estimates for those tax effects. Changes to these estimates or new guidance issued by regulators may materially impact the Company’s provision for income taxes and effective tax rate in the period in which the adjustments are made. The Company expects to complete its accounting for the tax effects in the short term.

(8)
Represents the net incremental expenses associated with the Company's need to continue to support customer accounts on its legacy transaction processor that it had intended to migrate to its new processing platform in 2016.

(9)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, legal settlement expenses, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).